UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KINGSWOOD ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SPECIAL MEETING OF STOCKHOLDERS

OF

KINGSWOOD ACQUISITION CORP.

SUPPLEMENT TO PROXY STATEMENT DATED FEBRUARY 9, 2024

The following information supplements and amends the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Kingswood Acquisition Corp. (the “Company”) filed with the Securities and Exchange Commission (“Commission”) and first sent or given to stockholders of record of the Company’s common stock on or about February 14, 2024, in connection with the solicitation of proxies by the Company’s board of directors for the special meeting of stockholders of the Company originally scheduled to be held on February 22, 2024, at 12:00 p.m., Eastern Time, via live webcast at www.cstproxy.com/kingswoodacquisition/2024. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The Company has postponed the special meeting from February 22, 2024 to Wednesday, March 6, 2024, at 11:00 a.m., Eastern Time. As a result of such postponement, the deadline of February 20, 2024 for the delivery of redemption requests to Continental Stock Transfer & Trust Company, has been changed to March 4, 2024 (two business days before the new special meeting date).

The special meeting will still be held via live webcast www.cstproxy.com/kingswoodacquisition/2024 and there has been no change to the record date for, the purpose of or any of the proposals to be acted upon at the special meeting.

About Kingswood Acquisition Corp.

The Company is a blank check company incorporated under the laws of the State of Delaware on July 27, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses, which is referred to herein and throughout the Proxy Statement as the Company’s initial business combination. While the Company may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, the Company is focusing its search on companies with favorable growth prospects and attractive returns on invested capital.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Forward-looking statements are statements that are not historical facts, and are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Factors that may cause such differences include, without limitation, the Company’s ability to accurately calculate the amount of taxes owed that can be withdrawn from interest earned in the trust account, the amount of funds that may be available in the Company’s trust account following redemptions, permitted withdrawals, and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (“SEC”), including the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, in each case under the heading “Risk Factors,” and other documents the Company has filed, or will file, with the SEC.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

The Company and its Sponsor, officers and directors may be deemed to be participants in the solicitation of proxies from Company stockholders. Information about the Company’s Sponsor, officers and directors and their ownership of the Company’s common stock and their direct and indirect interests are described in the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Additional Information and Where to Find It

The Company urges investors, stockholders and other interested persons to read the Proxy Statement as well as other documents filed by the Company with the SEC, as these documents may contain important information about the Company and the proposals to be considered and voted upon at the special meeting. Stockholders may obtain copies of the Proxy Statement and other documents filed with the Commission, without charge, at the Commission’s website at www.sec.gov or by directing a request to the Company at 17 Battery Place, Room 625, New York, New York 10004 or by telephone at (212) 404-7002, or to the Company’s proxy solicitor, Morrow Sodali LLC, at 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, KWAC.info@investor.morrowsodali.com.